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                                                                  EXHIBIT 99.3


                              ARISTA INVESTORS CORP.
                                 116 John Street
                            New York, New York 10038
                               N.Y. (212) 964-2150
                                FAX (212) 608-6473
                             UPSTATE: (800) 522-3114


FOR IMMEDIATE RELEASE                  Contact: Stanley S. Mandel
                                                President
                                                (212) 964-2150


New York, New York, November 13, 1998 .... Arista Investors Corp.
(NASDAQ:ARINA) announced that, together with Arista Insurance Company, it has consummated the sale of Arista Insurance's book of New York State statutory, super statutory and voluntary disability benefits insurance business ("DBL Business") to The Guardian Life Insurance Company of America.

Stanley S. Mandel, President of Arista Investors Corp., stated "We are pleased to have completed the transaction with The Guardian, and look forward to continuing operations in the area of third party administration."

Pursuant to the terms of the Administrative Services Agreement between Arista Investors and The Guardian, Arista Investors Corp. commenced the administration of the DBL Business that was formerly underwritten by Arista Insurance, as well as all of the DBL Business formerly administered by Arista Insurance Company.



The information in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements.